VALIC COMPANY I

2919 Allen Parkway

Houston, TX 77019

[             ], 2021

SunAmerica Asset Management, LLC

Harborside 5

185 Hudson Street

Suite 3300

Jersey City, New Jersey 07311-4992

Re:	Small Cap Growth Fund (the “Fund”), a series of VALIC Company I ( “VC I”)

Ladies and Gentlemen:

In accordance with Article 9 of the Amended and Restated Administrative Services Agreement, dated as of October 30, 2007, by and between VC I and SunAmerica Asset Management, LLC, VC I hereby requests that you act as Administrator for the Fund under the terms of the Amended and Restated Administrative Services Agreement. In connection with such request, attached is a revised Schedule I to the Amended and Restated Administrative Services Agreement, dated as of the date hereof, reflecting the addition of the Fund.

Sincerely,

VALIC COMPANY I

By:
Name:
Title:

Agreed and Accepted:

SUNAMERICA ASSET MANAGEMENT, LLC

By:
Name:
Title:

Effective Date:             , 2021

Schedule I

Fund Administration and Compliance

Annual Fee Schedule

Amended March 10, 2008, August 14, 2012, December 19, 2012, November 13, 2013, June 29, 2018, October 30, 2020, and [            ], 2021

VALIC Company I

•	Aggressive Growth Lifestyle Fund

•	Asset Allocation Fund

•	Blue Chip Growth Fund

•	Capital Appreciation Fund

•	Capital Conservation Fund

•	Conservative Growth Lifestyle Fund

•	Core Bond Fund

•	Core Equity Fund

•	Dividend Value Fund

•	Dynamic Allocation Fund*

•	Emerging Economies Fund

•	Global Real Estate Fund

•	Global Strategy Fund

•	Government Money Market I Fund

•	Government Securities Fund

•	Growth Fund

•	Health Sciences Fund

•	High Yield Bond Fund

•	Inflation Protected Fund

•	International Equities Index Fund

•	International Government Bond Fund

•	International Growth Fund

•	International Opportunities Fund

•	International Socially Responsible Fund

•	International Value Fund

•	Large Cap Core Fund

•	Large Capital Growth Fund

•	Mid Cap Index Fund

•	Mid Cap Strategic Growth Fund

•	Mid Cap Value Fund

•	Moderate Growth Lifestyle Fund

•	Nasdaq-100® Index Fund

•	Science & Technology Fund

•	Small Cap Aggressive Growth Fund

•	Small Cap Fund

•	Small Cap Growth Fund

•	Small Cap Index Fund

•	Small Cap Special Values Fund

•	Small Cap Value Fund

•	Small-Mid Growth Fund

•	Stock Index Fund

•	Systematic Core Fund

•	Systematic Value Fund

•	U.S. Socially Responsible Fund

•	Value Fund

Annual fee of 6 basis points based upon each Fund’s average daily net assets, plus the following Accounting Basis Point Fee:

Accounting Basis Point Fee (Fund complex)†
Net Assets Per Fund	Basis Points
First $25 Billion	0.61
Next $75 Billion	0.70
Excess	0.50

†

Accounting Basis Point Fee is calculated based upon all assets in all registered management investment companies managed and/or administered by the Administrator and The Variable Annuity Life Insurance Company, other than “Funds-of-Funds” and “Feeder Funds.”

*	The Dynamic Allocation Fund shall pay SAAMCo an Accounting Basis Point Fee solely with respect the Overlay Component and no fee with respect to the Fund-of-Funds Component.

Fees are billed monthly.